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                          JOINT FILING LETTER AGREEMENT
                          -----------------------------

          Pursuant to Rule 13d-1(f)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing of a single Schedule 13D statement on their behalf and to the joint filing of any single amended Schedule 13D statements thereto. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

               Signature                          Dated as of:
               ---------                          ------------

     NYNEX CORPORATION


       /s/ Darlene D. Kleiner
     -------------------------------
     Name:   Darlene D. Kleiner
     Title:  Assistant Secretary                       March 29, 1995


     BELL ATLANTIC CORPORATION


       /s/ P. Alan Bulliner
     --------------------------------
     Name:  P. Alan Bulliner
     Title: V.P.-Corp. Secy & Counsel                  March 29, 1995


     NYNEX MMDS HOLDING COMPANY


       /s/ Darlene D. Kleiner
     -------------------------------
     Name:  Darlene D. Kleiner
     Title: Secretary                                  March 29, 1995


     MMDS HOLDINGS II, INC.

       /s/ Michelle A. Arrington
     -------------------------------
     Name:  Michelle A. Arrington
     Title: Secretary                                  March 29, 1995


     BANX PARTNERSHIP

          By:  NYNEX MMDS Holding Company,
               as General Partner

               /s/ Darlene D. Kleiner
          -------------------------------
          Name:  Darlene D. Kleiner
          Title: Secretary                             March 29, 1995


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